Exhibit 10.25

SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of the 31 day of January, 2014, by and between WCOT/HILL SAN CLEMENTE, LP, a Delaware limited partnership (“Landlord”), as successor-in-interest to 3900 San Clemente, L.P. (“Original Landlord”) and BAZAARVOICE, INC., a Delaware corporation (“Tenant”).

WHEREAS, Original Landlord and Tenant entered into that certain Office Lease Agreement dated as of July 15, 2009 (the “Lease Agreement”) pursuant to which Tenant leased from Landlord certain space in that building known as 3900 San Clemente, and located at 3900 N. Capital of Texas Highway, Austin, Texas 78746 (the “Building”), as more particularly described therein;

WHEREAS, the Lease Agreement has been amended by that certain Acceptance of Premises Memorandum dated October 21, 2009, that certain First Amendment to Lease Agreement dated as of January 19, 2010, that certain Second Amendment to Lease dated as of February 8, 2010, that certain Third Amendment to Lease dated as of March 30, 2010, that certain Acceptance of Premises Memorandum for Suite 250 dated May 12, 2010, that certain Fourth Amendment to Lease dated as of May 11, 2011, that certain Acceptance of Premises Memorandum for Suite 260 dated August 30, 2011, and that certain Fifth Amendment to Lease (the “Fifth Amendment”) dated as of February 27 [2012] (the Lease Agreement, as amended, the “Lease”), whereby Tenant currently leases from Landlord approximately 113,368 square feet of Agreed Rentable Area (the “Current Premises”), as more particularly described therein;

WHEREAS, pursuant to a letter from Tenant to Landlord dated December 23, 2013, Tenant has exercised its Sublease Conversion Right, as defined and set forth in Section 11(b) of the Fifth Amendment, to expand the Premises under the Lease to include the approximately 7,510 square feet of Agreed Rentable Area known as Suite 200 on the second (2nd) floor of the Building as shown on Exhibit A attached hereto (“Suite 200”);

WHEREAS, the Term of the Lease is currently scheduled to expire on December 31, 2015; and

WHEREAS, Landlord and Tenant desire to amend the Lease to reflect their agreements as to the terms and conditions governing Tenant’s lease of Suite 200.

NOW, THEREFORE, in consideration of the premises and the mutual covenants between the parties herein contained, Landlord and Tenant hereby agree as follows:

1. Premises.

(a) Effective as of the Suite 200 Expansion Date (hereinafter defined), Landlord shall lease Suite 200 to Tenant and Tenant shall lease Suite 200 from Landlord, and the Premises, as defined in the Lease, shall mean, collectively, the Current Premises and Suite 200. Accordingly, effective as of the Suite 200 Expansion Date, the “Agreed Rentable Area”, as defined in Item 2 of the Basic Lease Provisions, shall be amended to mean 120,878 square feet. Suite 200 shall be subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances or free rent in connection with Suite 200 granted with respect to the Current Premises.

(b) As used herein, the “Suite 200 Expansion Date” shall mean the earlier to occur of (i) January 1, 2015 or (ii) the termination of the Suite 200 Lease and the Proposed Sublease (as such terms are defined in the Fifth Amendment). Upon determination of the actual Suite 200 Expansion Date, Landlord and Tenant shall execute an Acceptance of Premises Memorandum in substantially the form of Exhibit E attached to the Lease. Effective as of the Suite 200 Expansion Date, Exhibit A attached hereto shall be added to and incorporated into Exhibit A to the Lease.

2. Basic Rent. Commencing on the Suite 200 Expansion Date, in addition to the Basic Rent payable with respect to the Current Premises, Tenant shall pay Basic Rent for Suite 200 as follows:

Rental Period	Rate Per Square Foot of Agreed Rentable Area	Basic Annual Rent	Basic Monthly Rent
Suite 200 Expansion Date – 12/31/15	$21.50	$161,465.04	$13,455.42

All such Basic Rent shall be payable in accordance with the terms of the Lease.

3. Tenant’s Pro Rata Share Percentage. Commencing on the Suite 200 Expansion Date, Tenant shall pay Additional Rent with respect to Suite 200 in accordance with the terms of the Lease, as amended hereby. Accordingly, effective as of the Suite 200 Expansion Date, “Tenant’s Pro Rata Share Percentage”, as defined in Item 4 of the Basic Lease Provisions, shall be amended to mean 48.1306%.

4. Acceptance of Suite 200. Tenant acknowledges that Tenant currently occupies Suite 200 as the subtenant under the Proposed Lease and Tenant hereby accepts Suite 200 (including the suitability of Suite 200 for the Permitted Use) for all purposes. By taking (or maintaining) possession of Suite 200 on the Suite 200 Expansion Date, Tenant shall be deemed to have accepted Suite 200 and agreed that Suite 200 is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition of Suite 200 or the Building or suitability thereof for Tenant’s use, except as otherwise expressly set forth in the Lease. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE LEASE, NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE REGARDING THE CONDITION OR SUITABILITY OF SUITE 200 ON THE SUITE 200 EXPANSION DATE. FURTHER, TO THE EXTENT PERMITTED BY LAW, TENANT WAIVES ANY IMPLIED WARRANTY OF SUITABILITY OR OTHER IMPLIED WARRANTIES THAT LANDLORD WILL MAINTAIN OR REPAIR SUITE 200 OR ITS APPURTENANCES EXCEPT AS MAY BE CLEARLY AND EXPRESSLY PROVIDED IN THE LEASE. Without limitation of the foregoing, Tenant acknowledges and agrees that Landlord shall not be obligated to provide any improvement allowances or perform any leasehold improvement work in connection with Tenant’s lease of Suite 200.

5. Removal Requirements. Landlord hereby agrees (i) neither Tenant nor Prospective Sublessor (as defined in the Fifth Amendment) will be required to remove any Installations (as defined in the Suite 200 Lease (as defined in the Fifth Amendment)) upon the expiration or earlier termination of the Suite 200 Lease, and (ii) Tenant will not be required to remove any Installations (as defined in the Suite 200 Lease) existing as of the commencement of the Proposed Sublease, other than data and phone cabling, upon the expiration or earlier termination of the Lease.

6. Parking. Tenant’s parking rights with respect to the Current Premises shall continue in accordance with the terms of the Lease. Commencing on the Suite 200 Expansion Date and continuing so long as the Lease, as amended hereby, remains in effect with respect to Suite 200, Tenant or persons designated by Tenant shall have the right (but not the obligation) to rent, at no additional charge during the Term, on an unreserved and non-exclusive basis, thirty (30) parking spaces in or on the roof of the Garage in addition to the other parking spaces to which Tenant is entitled. Notwithstanding anything contained in the Lease, except as set forth in the preceding sentence, Tenant shall not be entitled to any additional parking spaces in connection with the addition of Suite 200 to the Premises under the Lease. Tenant’s use of such additional spaces shall be governed by the terms of the Lease, except as otherwise provided herein.

7. Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment other than CBRE, Inc. (“Tenant’s Broker”) and HPI Real Estate, Inc. (“Landlord’s Broker”), and that it knows of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Amendment. Landlord agrees to pay a commission to Tenant’s Broker and to Landlord’s Broker pursuant to separate written agreements between Landlord and such brokers. Tenant agrees to indemnify and hold Landlord harmless from and against any liability or claim arising in respect to any brokers or agents claiming a commission by, through, or under Tenant in connection with this Amendment other than Tenant’s Broker. Landlord agrees to indemnify and hold Tenant harmless from and against any liability or claim arising in respect to any brokers or agents claiming a commission by, through, or under Landlord in connection with this Amendment.

8. Defined Terms. Except as defined differently herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them under the Lease.

9. Authority. Tenant represents to Landlord as follows: (i) Tenant is a duly formed and validly existing corporation under the laws of the State of Delaware, (ii) Tenant has and is qualified to do business in Texas, (iii) Tenant has the full right and authority to enter into this Amendment, and (iv) each person signing on behalf of Tenant was and continues to be authorized to do so.

10. Exhibit. Each exhibit attached hereto is made a part hereof for all purposes.

11. Ratification of Lease. Except as amended hereby, the Lease shall remain in full force and effect in accordance with its terms and is hereby ratified. In the event of a conflict between the Lease and this Amendment, this Amendment shall control.

12. Entire Agreement. This Amendment, together with the Lease, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Amendment or the Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.

13. Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14. Severability. A determination that any provision of this Amendment is unenforceable or invalid shall not affect the enforceability or validity of any other provision hereof and any determination that the application of any provision of this Amendment to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

15. Governing Law. This Amendment shall be governed by the laws of the State of Texas.

Signature Page to Follow.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

LANDLORD

WCOT/HILL SAN CLEMENTE, LP, a Delaware limited partnership

	By:	HPI Real Estate Management, Inc., a Texas corporation, its authorized agent

Approved:
		By:	/s/ Richard E. Anderson
/s/ Richard Paddock		Name:	Richard E. Anderson
Richard Paddock		Title:	President

TENANT

BAZAARVOICE, INC., a Delaware corporation

	By:	/s/ Jim Offerdahl
	Name:	Jim Offerdahl
	Title:	CFO

EXHIBIT A

FLOOR PLAN FOR SUITE 200

A-1